UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): April 23, 2020

WHITING PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Lincoln Street, Suite 4700 Denver, Colorado	80203-4547
(Address of principal executive offices)	(Zip Code)

(303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR §240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	WLL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, on April 1, 2020, Whiting Petroleum Corporation (“Whiting”) and certain of its subsidiaries (together with Whiting, the “Company”) commenced voluntary cases (the “Chapter 11 Cases”) under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Bankruptcy Court has granted a motion seeking joint administration of the Chapter 11 Cases under the caption In re Whiting Petroleum Corporation, et al., Case No. 20-32021.

Restructuring Support Agreement

On April 23, 2020, the Company entered into a restructuring support agreement (the “RSA”) with certain holders of (collectively, the “Consenting Creditors”) (i) the 1.25% Convertible Senior Notes due 2020 (the “2020 Notes”) issued pursuant to the Indenture, dated March 27, 2015, among Whiting, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), (ii) the 5.75% Senior Notes due 2021 (the “2021 Notes”) issued pursuant to the Indenture, dated September 12, 2013 (the “Base Indenture”), among Whiting, Whiting Oil and Gas Corporation (“Whiting Oil and Gas”) and the Trustee, as supplemented by the Second Supplemental Indenture, dated September 12, 2013, among Whiting, Whiting Oil and Gas and the Trustee, as amended, (iii) the 6.25% Senior Notes due 2023 (the “2023 Notes”) issued pursuant to the Base Indenture, as supplemented by the Fourth Supplemental Indenture, dated March 27, 2015, among Whiting, the guarantors party thereto and the Trustee and/or (iv) the 6.625% Senior Notes due 2026 (together with the 2020 Notes, the 2021 Notes and the 2023 Notes, the “Senior Unsecured Notes”) issued pursuant to the Base Indenture, as supplemented by the Fifth Supplemental Indenture, dated December 27, 2017, among Whiting, the guarantors party thereto and the Trustee, to support a restructuring (the “Restructuring”) on the terms set forth in the chapter 11 plan annexed to the RSA (the “Plan”). The Plan and related disclosure statement (the “Disclosure Statement”) were each filed with the Bankruptcy Court on April 23, 2020.

Pursuant to the terms of the RSA and the Plan, below is a summary of the treatment that the stakeholders of the Company would receive under the Plan:

•	Holders of RBL Facility Claims. The holders of obligations under the Seventh Amended and Restated Credit Agreement, dated as of April 12, 2018, among Whiting, Whiting Oil and Gas, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and the various other agents party thereto, as amended, would have such obligations refinanced or repaid in full in cash upon the Company’s emergence from chapter 11.

•	Trade and Certain Other Claims. The holders of the Company’s other secured, priority, and trade claims would receive payment in full in cash following emergence.

•	Holders of Senior Unsecured Notes, Rejection Damages Claims and Litigation Claims. The holders of the Company’s Senior Unsecured Notes and other general unsecured claims (including rejection damages claims and litigation claims) would receive 97% of the Company’s reorganized equity interests.

•	Existing Equity Holders. The holders of the Company’s existing equity interests would receive (a) 3% of the Company’s reorganized equity interests and (b) warrants on the terms set forth in the Plan.

The RSA contains certain covenants on the part of each of the Company and the Consenting Creditors, including limitations on the parties’ ability to pursue alternative transactions (subject to typical provisions regarding the Company’s fiduciary duties), commitments by the Consenting Creditors to vote in favor of the Plan and commitments of the Company and the Consenting Creditors to negotiate in good faith to finalize the documents and agreements governing the Plan. The RSA also provides for certain conditions to the obligations of the parties and for termination upon the occurrence of certain events, including without limitation, the failure to achieve certain milestones and certain breaches by the parties under the RSA.

Although the Company intends to pursue the Restructuring in accordance with the terms set forth in the RSA, there can be no assurance that the Company will be successful in completing the Restructuring or any other similar transaction on the terms set forth in the RSA, on different terms or at all.

The foregoing description of the RSA, including the Plan attached thereto, does not purport to be complete and is qualified by reference to the full text of the RSA, a copy of which is filed herewith as Exhibit 10 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

Plan and Disclosure Statement

On April 23, 2020, the Company filed the Plan and the Disclosure Statement with the Bankruptcy Court, copies of which are attached to this Form 8-K as Exhibits 99.1 and 99.2, respectively.

Press Release

In connection with entry into the RSA and the filing of the Plan and the Disclosure Statement, Whiting issued a press release on April 24, 2020, a copy of which is attached to this Form 8-K as Exhibit 99.3.

The information included in this Form 8-K under Item 7.01 and Exhibits 99.1, 99.2 and 99.3 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”).

Forward Looking Statements

This Current Report on Form 8-K contains certain statements that Whiting believes to be “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. All statements other than historical facts, including, without limitation, statements regarding our future financial position, business strategy, projected revenues, earnings, costs, capital expenditures and debt levels, and plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. These risks and uncertainties include, but are not limited to: the Company’s ability to obtain Bankruptcy Court approval with respect to motions or other requests made to the Bankruptcy Court; the ability of the Company to confirm and consummate the Plan; the effects of the Chapter 11 Cases on the Company’s liquidity or results of operations or business prospects; the effects of the Chapter 11 Cases on the Company’s business and the interests of various constituents; the length of time that the Company will operate under Chapter 11 protection; risks associated with third-party motions in the Chapter 11 Cases; declines in, or extended periods of low, oil, NGL or natural gas prices; Whiting’s level of success in exploration, development and production activities; risks related to Whiting’s level of indebtedness, ability to comply with debt covenants and periodic redeterminations of the borrowing base under Whiting’s credit agreement and Whiting’s ability to generate sufficient cash flow from operations to service its indebtedness; the ability to generate sufficient cash flows from operations to meet the internally funded portion of Whiting’s capital expenditures budget; the ability to obtain external capital to finance exploration and development operations; the impact of negative shifts in investor sentiment towards the oil and gas industry; impacts resulting from the allocation of resources among Whiting’s strategic opportunities; the geographic concentration of Whiting’s operations; impacts to financial statements as a result of impairment write-downs and other cash and noncash charges; federal and state initiatives relating to the regulation of hydraulic fracturing and air emissions; revisions to reserve estimates as a result of changes in commodity prices, regulation and other factors; inaccuracies of Whiting’s reserve estimates or assumptions underlying them; the timing of exploration and development expenditures; risks relating to decreases in Whiting’s credit rating; the inability to access oil and gas markets due to market conditions or operational

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impediments; market availability of, and risks associated with, transport of oil and gas; the ability to successfully complete asset dispositions and the risks related thereto; the ability to drill producing wells on undeveloped acreage prior to its lease expiration; shortages of or delays in obtaining qualified personnel or equipment, including drilling rigs and completion services; weakened differentials impacting the price Whiting receives for oil and natural gas; risks relating to any unforeseen liabilities; the impacts of hedging on Whiting’s results of operations; adverse weather conditions that may negatively impact development or production activities; uninsured or underinsured losses resulting from Whiting’s oil and gas operations; lack of control over non-operated properties; failure of Whiting’s properties to yield oil or gas in commercially viable quantities; the impact and costs of compliance with laws and regulations governing Whiting’s oil and gas operations; the potential impact of changes in laws that could have a negative effect on the oil and gas industry; impacts of local regulations, climate change issues, negative public perception of Whiting’s industry and corporate governance standards; the ability to replace Whiting’s oil and natural gas reserves; negative impacts from litigation and legal proceedings; unforeseen underperformance of or liabilities associated with acquired properties or other strategic partnerships or investments; competition in the oil and gas industry; any loss of Whiting’s senior management or technical personnel; cybersecurity attacks or failures of Whiting’s telecommunication and other information technology infrastructure; and other risks described under the caption “Risk Factors” in Item 1A of Whiting’s Annual Report on Form 10-K for the period ended December 31, 2019 and any subsequent reports on Form 10-Q. Whiting assumes no obligation, and disclaim any duty, to update the forward-looking statements in this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not Applicable.

(b)	Pro Forma Financial Information. Not Applicable.

(c)	Shell Company Transactions. Not Applicable.

(d)	Exhibits:

(10)	Restructuring Support Agreement, dated April 23, 2020.

(99.1)	Chapter 11 Plan, filed with the Bankruptcy Court on April 23, 2020.

(99.2)	Proposed Disclosure Statement for Chapter 11 Plan, filed with the Bankruptcy Court on April 23, 2020.

(99.3)	Press Release of Whiting Petroleum Corporation, dated April 24, 2020.

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WHITING PETROLEUM CORPORATION

FORM 8-K

EXHIBIT INDEX

Exhibit Number	Description

10	Restructuring Support Agreement, dated April 23, 2020.

99.1	Chapter 11 Plan, filed with the Bankruptcy Court on April 23, 2020.

99.2	Proposed Disclosure Statement for Chapter 11 Plan, filed with the Bankruptcy Court on April 23, 2020.

99.3	Press Release of Whiting Petroleum Corporation, dated April 24, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2020

WHITING PETROLEUM CORPORATION

By:	/s/ Correne S. Loeffler
Name:	Correne S. Loeffler
Title:	Chief Financial Officer